Exhibit 99.1

RealPage Reports Third Quarter 2018 Financial Results

Exceeds Financial Guidance, Raises Full Year Outlook

RICHARDSON, Texas--(BUSINESS WIRE)--November 1, 2018--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

  Total revenue of $225.0 million, an increase of 33% year-over-year;
  Net income of $9.1 million, or $0.09 in net income per diluted share, a year-over-year increase of 33% and 13%, respectively;
  Adjusted EBITDA of $59.1 million, an increase of 48% year-over-year; and
  Non-GAAP net income of $35.4 million, or $0.38 in non-GAAP net income per diluted share, a year-over-year increase of 93% and 73%, respectively.

Comments on the News

“Third quarter financial performance demonstrated accelerating momentum and continued progress towards early achievement of our 2020 financial goals,” said Steve Winn, Chairman and CEO of RealPage. "We recently acquired Rentlytics, which expands our business intelligence and performance analytics platform by nearly 1 million units, and is in-line with our focus on data. Our vast repository of data, which grows with Rentlytics, is critical in driving deeper engagement with the RealPage platform and in fueling product innovation and disruptive solutions over the long-term.”

"We continue to exceed near-term as well as long-term expectations,” said Bryan Hill, CFO and Treasurer of RealPage. “Total revenue grew 33% and adjusted EBITDA margin expanded approximately 270 basis points compared to the third quarter last year – both while investing for future growth, innovation, and expanding our market opportunity. We are confident that existing markets are under penetrated and possess a strong appetite for our platform and have therefore established a new goal of $1.5 billion in revenue and $500 million of Adjusted EBITDA by the year 2022.”

Financial Outlook for Q4'18 and FY'18

RealPage management expects to achieve the following results during the fourth quarter ending December 31, 2018:

  GAAP total revenue is expected to be in the range of $226.2 million to $229.4 million;
  GAAP net income per diluted share is expected to be in the range of $0.09 to $0.11;
  Non-GAAP total revenue is expected to be in the range of $227.5 million to $230.5 million;
  Adjusted EBITDA is expected to be in the range of $59.3 million to $60.8 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.37 to $0.38;
  Non-GAAP weighted average shares outstanding are expected to be approximately 94.5 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2018:

  GAAP total revenue is expected to be in the range of $868.7 million to $871.9 million;
  GAAP net income per diluted share is expected to be in the range of $0.40 to $0.42;
  Non-GAAP total revenue is expected to be in the range of $870.8 million to $873.8 million;
  Adjusted EBITDA is expected to be in the range of $229.6 million to $231.1 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.48 to $1.50;
  Non-GAAP weighted average shares outstanding are expected to be approximately 90.0 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 844-889-4333 and internationally at 412-717-9596. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10125940, until November 8, 2018.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,300 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals and focus; expected, possible or assumed future results including its financial outlook for the fourth quarter and calendar year ending December 31, 2018; accelerating momentum, progress toward and expected early achievement of its 2020 financial goals; the ability of its data to fuel product innovation and deeper engagement with the RealPage platform, and product innovation and disruptive solutions over the long term; its 2022 revenue and adjusted EBITDA objectives of $1.5 billion and $500 million, respectively; and continuing to exceed near-term as well as long-term expectations, expanding our market opportunity. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. RealPage may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate acquired businesses and any recent or future acquisitions successfully or to achieve expected synergies, including the recently completed acquisitions of ClickPay, BluTrend, LeaseLabs and Rentlytics; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the recently enacted Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2018 and its Quarterly Report on Form 10-Q previously filed with the SEC on August 6, 2018. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of product technologies, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, (6) interest expense, net, (7) income tax expense (benefit), and (8) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) acquisition-related expense, (3) costs related to the Hart-Scott-Rodino review process, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) costs related to the Hart-Scott-Rodino review process, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related and other deferred revenue adjustments, (2) asset impairment and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax expense (benefit), (2) acquisition-related and other deferred revenue adjustments, (3) asset impairment and loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) acquisition-related expense, (6) costs related to the Hart-Scott-Rodino review process, (7) amortization of convertible note discount, and (8) stock-based expense, less (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate. The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Weighted Average Diluted Shares Outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Weighted Average Diluted Shares Outstanding" as weighted average diluted shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by average on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – In 2017, the company used a 40.0% tax rate in order to approximate the company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. For 2018 guidance purposes, the company uses a Non-GAAP tax rate of approximately 26%, as a result of the recently enacted Tax Cuts and Jobs Act legislation, to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets - Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and are therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's Hart-Scott-Rodino Antitrust Improvements Act review process regarding the completed acquisitions of On-Site and LRO in 2017 and LeaseLabs in 2018. The company believes that these significant legal costs are not reflective of its ongoing operations or its normal acquisition activity.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$279,872	$69,343
Restricted cash	90,919	96,002
Accounts receivable, less allowance for doubtful accounts of $8,169 and $3,951 at September 30, 2018 and December 31, 2017, respectively	114,441	124,505
Prepaid expenses	20,215	12,107
Other current assets	17,834	6,622
Total current assets	523,281	308,579
Property, equipment, and software, net	151,213	148,428
Goodwill	1,009,462	751,052
Intangible assets, net	293,382	252,337
Deferred tax assets, net	42,397	44,887
Other assets	18,992	11,010
Total assets	$2,038,727	$1,516,293

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,422	$26,733
Accrued expenses and other current liabilities	94,588	79,379
Current portion of deferred revenue	110,507	116,622
Current portion of term loans	16,133	14,116
Convertible notes, net	289,868	-
Customer deposits held in restricted accounts	91,010	96,057
Total current liabilities	629,528	332,907
Deferred revenue	5,079	5,538
Revolving facility	-	50,000
Term loans, net	291,504	303,261
Convertible notes, net	-	281,199
Other long-term liabilities	36,893	41,513
Total liabilities	963,004	1,014,418
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 and 125,000,000 shares authorized, 96,588,906 and 87,153,085 shares issued and 94,025,304 and 83,180,401 shares outstanding at September 30, 2018 and December 31, 2017, respectively	97	87
Additional paid-in capital	1,190,110	637,851
Treasury stock, at cost: 2,563,602 and 3,972,684 shares at September 30, 2018 and December 31, 2017, respectively	(70,319)	(61,260)
Accumulated deficit	(44,372)	(75,046)
Accumulated other comprehensive income	207	243
Total stockholders’ equity	1,075,723	501,875
Total liabilities and stockholders’ equity	$2,038,727	$1,516,293

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
On demand	$215,413	$161,578	$615,658	$462,518
Professional and other	9,540	7,480	26,848	20,765
Total revenue	224,953	169,058	642,506	483,283
Cost of revenue(1)	85,540	65,794	240,319	189,000
Amortization of product technologies	8,946	5,497	26,368	14,750
Gross profit	130,467	97,767	375,819	279,533
Operating expenses:
Product development(1)	28,942	21,885	88,753	63,562
Sales and marketing(1)	43,179	36,802	121,523	102,548
General and administrative(1)	30,036	31,004	85,570	82,625
Amortization of intangible assets	9,738	3,838	26,323	10,601
Total operating expenses	111,895	93,529	322,169	259,336
Operating income	18,572	4,238	53,650	20,197
Interest expense and other, net	(8,816)	(4,677)	(25,004)	(8,549)
Income (loss) before income taxes	9,756	(439)	28,646	11,648
Income tax expense (benefit)	683	(7,273)	193	(9,594)
Net income	$9,073	$6,834	$28,453	$21,242

Net income per share attributable to common stockholders:
Basic	$0.10	$0.09	$0.33	$0.27
Diluted	$0.09	$0.08	$0.31	$0.26
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	91,222	79,838	85,874	79,045
Diluted	96,590	82,760	90,451	82,051

(1) Includes stock-based expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of revenue	$1,146	$1,040	$3,149	$2,943
Product development	2,520	2,098	7,328	6,431
Sales and marketing	4,242	3,847	12,253	11,241
General and administrative	5,571	4,779	14,762	15,117
	$13,479	$11,764	$37,492	$35,732

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$9,073	$6,834	$28,453	$21,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,629	16,281	74,018	45,814
Amortization of debt discount and issuance costs	3,151	2,916	9,272	4,340
Deferred taxes	253	(7,723)	(2,720)	(10,811)
Stock-based expense	13,479	11,764	37,492	35,732
Loss on disposal and impairment of other long-lived assets	2,341	385	3,439	472
Acquisition-related consideration	(318)	(642)	806	382
Customer deposits	(11,503)	(16,099)	(6,361)	(710)
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(9,363)	(3,485)	(9,437)	9,422
Net cash provided by operating activities	32,742	10,231	134,962	105,883

Cash flows from investing activities:
Purchases of property, equipment, and software	(14,794)	(11,447)	(37,287)	(38,576)
Acquisition of businesses, net of cash and restricted cash acquired	(92,999)	(224,309)	(230,474)	(347,550)
Purchase of other investment	-	-	(1,800)	-
Net cash used in investing activities	(107,793)	(235,756)	(269,561)	(386,126)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(4,038)	(1,133)	(61,437)	301,159
Payments of acquisition-related consideration	(20,739)	(888)	(28,110)	(8,073)
Proceeds from public offering, net of underwriters’ discount and offering costs	(5)	-	441,794	-
Proceeds from exercise of stock options	2,214	8,463	9,953	21,614
Purchase of treasury stock related to stock-based compensation	(7,362)	(10,181)	(22,122)	(21,189)
Net cash (used in) provided by financing activities	(29,930)	(3,739)	340,078	293,511
Net (decrease) increase in cash, cash equivalents and restricted cash	(104,981)	(229,264)	205,479	13,268
Effect of exchange rate on cash	80	88	(33)	86

Cash, cash equivalents and restricted cash:
Beginning of period	475,692	431,070	165,345	188,540
End of period	$370,791	$201,894	$370,791	$201,894

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue (GAAP)	$224,953	$169,058	$642,506	$483,283
Acquisition-related and other deferred revenue	418	698	834	2,348
Non-GAAP Total Revenue	$225,371	$169,756	$643,340	$485,631

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Gross profit (GAAP)	$130,467	$97,767	$375,819	$279,533
Acquisition-related and other deferred revenue	418	698	834	2,348
Depreciation	2,991	2,909	9,024	8,855
Amortization of product technologies	8,946	5,497	26,368	14,750
Stock-based expense	1,146	1,040	3,149	2,943
Adjusted Gross Profit	$143,968	$107,911	$415,194	$308,429

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (GAAP)	$9,073	$6,834	$28,453	$21,242
Acquisition-related and other deferred revenue	418	698	834	2,348
Depreciation, asset impairment, and loss on disposal of assets	9,286	7,331	24,766	20,935
Amortization of product technologies and intangible assets	18,684	9,335	52,691	25,351
Acquisition-related expense	519	485	2,694	3,049
Costs related to the Hart-Scott-Rodino review process	78	5,993	78	8,702
Interest expense, net	6,874	4,813	23,179	8,737
Income tax expense (benefit)	683	(7,273)	193	(9,594)
Stock-based expense	13,479	11,764	37,492	35,732
Adjusted EBITDA	$59,094	$39,980	$170,380	$116,502

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Product development expense (GAAP)	$28,942	$21,885	$88,753	$63,562
Less: Stock-based expense	2,520	2,098	7,328	6,431
Non-GAAP Product Development Expense	$26,422	$19,787	$81,425	$57,131

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Sales and marketing expense (GAAP)	$43,179	$36,802	$121,523	$102,548
Less: Stock-based expense	4,242	3,847	12,253	11,241
Non-GAAP Sales and Marketing Expense	$38,937	$32,955	$109,270	$91,307

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
General and administrative expense (GAAP)	$30,036	$31,004	$85,570	$82,625
Less: Loss on disposal of assets	341	385	1,439	472
Acquisition-related expense	519	485	2,694	3,049
Costs related to the Hart-Scott-Rodino review process	78	5,993	78	8,702
Stock-based expense	5,571	4,779	14,762	15,117
Non-GAAP General and Administrative Expense	$23,527	$19,362	$66,597	$55,285

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating expense (GAAP)	$111,895	$93,529	$322,169	$259,336
Less: Asset impairment and loss on disposal of assets	341	385	1,439	472
Amortization of intangible assets	9,738	3,838	26,323	10,601
Acquisition-related expense	519	485	2,694	3,049
Costs related to the Hart-Scott-Rodino review process	78	5,993	78	8,702
Stock-based expense	12,333	10,724	34,343	32,789
Non-GAAP Operating Expense	$88,886	$72,104	$257,292	$203,723

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating income (GAAP)	$18,572	$4,238	$53,650	$20,197
Acquisition-related and other deferred revenue	418	698	834	2,348
Asset impairment and loss on disposal of assets	341	385	1,439	472
Amortization of product technologies and intangible assets	18,684	9,335	52,691	25,351
Acquisition-related expense	519	485	2,694	3,049
Costs related to the Hart-Scott-Rodino review process	78	5,993	78	8,702
Stock-based expense	13,479	11,764	37,492	35,732
Non-GAAP Operating Income	$52,091	$32,898	$148,878	$95,851

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (GAAP)	$9,073	$6,834	$28,453	$21,242
Income tax expense (benefit)	683	(7,273)	193	(9,594)
Income (loss) before income taxes	9,756	(439)	28,646	11,648

Acquisition-related and other deferred revenue	418	698	834	2,348
Asset impairment and loss on disposal of assets	2,341	385	3,439	472
Amortization of product technologies and intangible assets	18,684	9,335	52,691	25,351
Acquisition-related expense	519	485	2,694	3,049
Costs related to the Hart-Scott-Rodino review process	78	5,993	78	8,702
Amortization of convertible note discount	2,599	2,451	7,685	3,503
Stock-based expense	13,479	11,764	37,492	35,732
Non-GAAP income before income taxes	47,874	30,672	133,559	90,805
Assumed rate for income tax expense (1)	26.0%	40.0%	26.0%	40.0%
Assumed provision for non-GAAP income tax expense	12,447	12,269	34,725	36,322
Non-GAAP Net Income	$35,427	$18,403	$98,834	$54,483

Net income per diluted share	$0.09	$0.08	$0.31	$0.26
Non-GAAP Net Income per Diluted Share	$0.38	$0.22	$1.12	$0.66

Weighted average outstanding shares - basic	91,222	79,838	85,874	79,045
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	96,590	82,760	90,451	82,051
Dilution offset from convertible note hedge transactions	(2,440)	-	(1,963)	-
Non-GAAP Diluted Weighted Average Shares Outstanding (2)	94,150	82,760	88,488	82,051

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
On demand revenue (GAAP)	$215,413	$161,578	$615,658	$462,518
Acquisition-related and other deferred revenue	418	698	834	2,348
Non-GAAP On Demand Revenue	$215,831	$162,276	$616,492	$464,866

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Ending on demand units	16,073	12,253	16,073	12,253
Average on demand units	15,802	11,869	14,414	11,406

ACV	$886,747	$708,836
RPU	$55.17	$57.85

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three and twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$226,210	$229,410	$868,716	$871,916
Acquisition-related and other deferred revenue	1,250	1,050	2,084	1,884
Non-GAAP Total Revenue	$227,460	$230,460	$870,800	$873,800

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three and twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net income (GAAP)	$8,488	$10,198	$36,941	$38,651
Income tax expense	1,300	2,290	1,493	2,483
Income before income taxes	9,788	12,488	38,434	41,134

Acquisition-related and other deferred revenue	1,250	1,050	2,084	1,884
Asset impairment and loss on disposal of assets	-	-	3,439	3,439
Amortization of product technologies and intangible assets	19,409	19,209	72,100	71,900
Acquisition-related expense	300	100	2,994	2,794
Costs related to the Hart-Scott-Rodino review process	-	-	78	78
Amortization of convertible note discount	2,600	2,600	10,285	10,285
Stock-based expense	13,608	13,408	51,100	50,900
Non-GAAP income before income taxes	46,955	48,855	180,514	182,414
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	12,208	12,702	46,934	47,428
Non-GAAP Net Income	$34,747	$36,153	$133,580	$134,986

Net income per diluted share	$0.09	$0.11	$0.40	$0.42
Non-GAAP Net Income per Diluted Share	$0.37	$0.38	$1.48	$1.50

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	97,000	97,000	92,108	92,108
Dilution offset from convertible note hedge transactions	(2,475)	(2,475)	(2,088)	(2,088)
Non-GAAP diluted weighted average shares outstanding (2)	94,525	94,525	90,020	90,020

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three and twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$8,488	$10,198	$36,941	$38,651
Acquisition-related and other deferred revenue	1,250	1,050	2,084	1,884
Depreciation, asset impairment, and loss on disposal of assets	7,774	7,574	32,540	32,340
Amortization of product technologies and intangible assets	19,409	19,209	72,100	71,900
Acquisition-related expense	300	100	2,994	2,794
Costs related to the Hart-Scott-Rodino review process	-	-	78	78
Interest expense, net	7,121	6,921	30,300	30,100
Income tax expense	1,300	2,290	1,493	2,483
Stock-based expense	13,608	13,408	51,100	50,900
Adjusted EBITDA	$59,250	$60,750	$229,630	$231,130

(1) A 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2) It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3) Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

CONTACT:
RealPage, Inc.
Investor Relations:
Rhett Butler, 972-820-3773
rhett.butler@realpage.com